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Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP Finance & Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MARKWEST ENERGY PARTNERS, L.P. ANNOUNCES $200 MILLION PRIVATE PLACEMENT OF SENIOR NOTES DUE 2014

        DENVER—October 12, 2004—MarkWest Energy Partners, L.P. (AMEX:MWE) and its newly formed subsidiary MarkWest Energy Finance Corporation announced today that they intend to sell in a private placement, subject to market conditions, $200 million senior unsecured notes due 2014.

        MarkWest Energy Partners, L.P. intends to use the net proceeds from the private placement to repay substantially all of the indebtedness outstanding under its revolving credit facility.

        The securities to be offered have not been registered under the Securities Act of 1933, as amended, (the "Securities Act"), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The senior unsecured notes are expected to be eligible for trading by qualified institutional buyers under Rule 144A and non-US persons under Regulation S. This announcement shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities.

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This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form S-3, our Form 10-K and Form 10-K/A and our Forms 10-Q for the current year, as filed with the SEC.

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MARKWEST ENERGY PARTNERS, L.P. ANNOUNCES $200 MILLION PRIVATE PLACEMENT OF SENIOR NOTES DUE 2014